UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2020

NeuBase Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(646) 450-1790
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2020, NeuBase Therapeutics, Inc. (the “Company”) appointed William Mann, Ph.D., 60, as the Company’s Chief Operating Officer, effective July 27, 2020. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Dr. Mann. Dr. Mann will report to Dr. Dietrich Stephan, the Company’s President and Chief Executive Officer.

Prior to joining NeuBase, Dr. Mann founded Lodestar Biopharma Solutions LLC, a consultancy supporting early stage companies, in 2018 and supported Stony Brook University’s Center for Biotechnology as a BioEntrepreneur in Residence. Dr. Mann previously served as President and Chief Executive Officer of Helsinn Therapeutics (U.S.), Inc., a supportive cancer care company, from September 2009 to February 2018 where he helped transform the R&D start-up with sixteen employees into a profitable commercial company of over one hundred. Prior to Helsinn, Dr. Mann was Vice President of Corporate Development at Sapphire Therapeutics, Inc. where he facilitated the sale of the company while managing the lead Phase 2B program. He also held senior level R&D and business development positions at Novartis and served on its global Cardiovascular & Metabolism Business Franchise Board. Dr. Mann earned an MBA from Rutgers University, a Ph.D. in Biochemistry from the University of Aberdeen, Scotland, and pursued postdoctoral studies in human genetics at The Rockefeller University.

On July 22, 2020, the Company entered into an offer letter with Dr. Mann (the “Offer Letter”). Pursuant to the Offer Letter, Dr. Mann’s annual salary will be $375,000, and he will have an annual performance bonus with a target of 40% of his base salary. Dr. Mann’s employment will be on an “at will” basis. Additionally, the Company granted Dr. Mann an option to purchase 175,000 shares of the Company’s common stock (the “Option”) under the Company’s 2019 Stock Incentive Plan. Subject to Dr. Mann’s continued employment with the Company, 1/4th of the shares underlying the Option will vest on the first anniversary of Dr. Mann’s start date, and 1/36th of the remaining shares underlying the Option will vest at the end of each calendar month thereafter. Dr. Mann also entered into the Company’s standard indemnification agreement and standard confidentiality and invention assignment agreement with the Company.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On July 28, 2020, the Company issued a press release announcing the appointment of Dr. Mann as the Company’s Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter of Employment, dated July 22, 2020, by and between NeuBase Therapeutics, Inc. and William Mann.
99.1	Press Release, dated July 28, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: July 28, 2020	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer